UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 14, 2008

La Cortez Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2260 El Cajon Blvd. #882
San Diego, CA 92104
(Address of principal executive offices) (Zip Code)

(775) 352-3930
(Registrant’s telephone number, including area code)

________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective March 14, 2008, La Cortez Energy, Inc., f/k/a La Cortez Enterprises, Inc. (the “Company”) closed a private placement (the “Offering”) of shares of its common stock, $0.001 par value per share (the “Common Stock”). The Offering was conducted pursuant to the exemption from the registration requirements of the federal securities laws provided by Regulation D and Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(2) of the Securities Act. The shares of Common Stock were offered at a price of $1.00 per share. The Company derived total proceeds of $2,400,000 from the sale of 2,400,000 shares of its Common Stock in the Offering. The Common Stock was offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States. No commissions were paid in connection with the offering.

The Company intends to utilize the proceeds of the Offering as part of its new strategy and focus on the energy sector and related opportunities in South America. The funds raised by the Company in the Offering are immediately available to the Company.

(c) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press release issued by La Cortez Energy, Inc. on March 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Cortez Energy, Inc.

Date: March 17, 2008	By:	/s/ Nadine Smith
Nadine Smith, Vice President